UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016
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OpGen, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Amended and Restated Securities Purchase Agreement
On May 18, 2016, OpGen, Inc., a Delaware corporation (the “Company”) entered into an amended and restated securities purchase agreement (the “A&R Purchase Agreement”) with certain investors named therein, including certain officers, directors and affiliates of the Company (the “Investors”) which amended and restated the securities purchase agreement between the Company and the Investors dated as of May 12, 2016 (the “Original Purchase Agreement”).
The A&R Purchase Agreement amended the Original Purchase Agreement to provide for the purchase, at the election of each Investor, of units (‟Units”) consisting of (i) either (A) one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or (B) one share of non-voting, convertible preferred stock par value $0.01 per share (the “Series A Convertible Preferred Stock”) and (ii) warrants to acquire 0.75 of one share of Common Stock (the “Warrants”).  As described below, each share Series A Convertible Preferred Stock will initially be convertible into one share of Common Stock, subject to certain beneficial ownership limitations.  As previously disclosed, the Warrants offered in the transaction will be exercisable at an exercise price of $1.3125 per share of Common Stock, will become exercisable 90 days after the date of issuance, and may be exercised for five years.
The A&R Purchase Agreement was entered into in order to allow investors in the offering to elect to purchase units consisting of shares of Series A Convertible Preferred Stock and Warrants instead of units consisting of shares of Common Stock and Warrants.  The A&R Purchase Agreement did not amend the total number of units being sold in the offering or the purchase price per unit.  As a result, as previously disclosed, the Company sold an aggregate of 9,053,556 Units in the offering, at a purchase price of $1.14375 per unit, for an aggregate purchase price of approximately $10.355 million.  The Company will issue to the investors in the offering an aggregate of 6,744,128 Units including Common Stock; 2,309,428 Units including Series A Convertible Preferred Stock and Warrants exercisable for an aggregate of 6,790,169 shares of Common Stock.
The offering was made solely to accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The first tranche of the offering closed on May 19, 2016.  The second tranche of the offering is expected to close in mid-June 2016, following distribution by the Company of an information statement to its stockholders describing the transaction.  The Company will pay approximately $625,000 in placement agent fees in connection with the A&R Offering.
The entry by the Company into the Original Purchase Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2016 (the “May 17 Form 8-K”).  The description of the material terms of the Original Purchase Agreement and the Warrants contained in the May 17 Form 8-K is hereby incorporated by reference.
Series A Convertible Preferred Stock
 In connection with the A&R Purchase Agreement, on May 17, 2015, the Board of Directors of the Company approved the authorization and issuance of 2,309,428 shares of a new class of Series A Convertible Preferred Stock.  On May 19, 2016, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the ‟Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Certificate of Designation, each share of Series A Convertible Preferred Stock will have a stated value equal to $1.14375 and a conversion price equal to $1.14375, subject to adjustment upon the occurrence of certain events, including stock splits, stock dividends and fundamental transactions.  As a result, shares of the Series A Convertible Preferred Stock will initially be convertible into shares of Common Stock on a one-for-one basis. The Series A Convertible Preferred Stock will not be convertible into shares of Common Stock to the extent that, after giving effect to the conversion, the holder of such stock, together with such holder’s affiliates, would own in excess of 9.99% of the outstanding voting stock of the Company, which limitation is subject to reduction at the election of the holder.

Except as required by law, and except with respect to such actions that may alter or change adversely the powers, preferences or rights of the Series A Convertible Preferred Stock, such stock will have no voting rights, and it will rank on par with the Common Stock as to dividend rights and distributions of assets upon the liquidation, dissolution or winding up of the Company. Except with respect to stock dividends or distributions for which adjustments are made to the conversion price, holders of Series A Convertible Preferred Stock will be entitled to receive dividends on shares of Series A Convertible Preferred Stock equal (on an as-if converted basis) to and in the same form as dividends actually paid on shares of Common Stock.  No other dividends are payable on shares of Series A Convertible Preferred Stock.
The Certificate of Designation also contains certain provisions providing for liquidated damages and compensation for Buy-In, as defined below, to be paid by the Company in the event the Company does not timely deliver shares of Common Stock to the holder upon conversion of the Series A Convertible Preferred Stock. Specifically, in addition to the holder’s other available remedies, the Certificate of Designation provides that, if the Company fails to deliver to a holder such shares on the second trading day after the share delivery date applicable to such conversion, the Company shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of stated value of Series A Convertible Preferred Stock being converted, $50 per trading day (increasing to $100 per trading day on the third trading day and increasing to $200 per trading day on the sixth trading day after such damages begin to accrue) for each trading day after such second trading day after the share delivery date until such shares are delivered or holder rescinds such conversion. The Certificate of Designation further provides that, if after such share delivery date such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares which such Holder was entitled to receive upon the conversion relating to such share delivery date (a “Buy-In”), then the Company shall (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount, if any, by which (x) such holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.
Copies of the Certificate of Designation and the A&R Purchase Agreement are filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Certificate of Designation and the A&R Securities Purchase Agreement is only a summary of the material terms of the Certificate of Designation and the A&R Securities Purchase Agreement and does not purport to be complete. Such description is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained above in Item 1.01 with respect to the Series A Convertible Preferred Stock is hereby incorporated by reference into this Item 5.03.
Item 7.01 Regulation FD Disclosure.
On May 20, 2016, the Company issued a press release announcing the first closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
Exhibit                Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed May 19, 2016
10.1	Amended and Restated Securities Purchase Agreement, dated as of May 18, 2016, by and among the Company and the purchasers party thereto*
99.1	Press Release, dated May 20, 2016, issued by OpGen, Inc.
* The schedules and exhibits to the Amended and Restated Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: May 20, 2016

EXHIBIT INDEX
Exhibit No.	Document

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed May 19, 2016
10.1	Amended and Restated Securities Purchase Agreement, dated as of May 18, 2016, by and among the Company and the purchasers party thereto*
99.1	Press Release, dated May 20, 2016, issued by OpGen, Inc.

* The schedules and exhibits to the Amended and Restated Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.